UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2007

Trico Marine Services, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway, Suite 2950, Houston, Texas 77027
(Address of principal executive offices)

(713) 780-9926
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

On August 24, 2007, Trico Marine Services, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Kistefos AS, a Norwegian aksjeselskap (stock company)(“Kistefos”).   According to Amendment No. 19 to Schedule 13D filed by Kistefos on August 27, 2007, Kistefos beneficially owns 2,915,800 shares of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), or approximately 20.0% of the outstanding shares.

The Letter Agreement relates to that certain Registration Rights Agreement dated March 15, 2005 by and among the Company and certain stockholders of the Company named therein, including Kistefos (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company previously registered, among other shares, 2,121,600 shares of Common Stock beneficially owned by Kistefos (the “Initial Shelf”).  The Initial Shelf did not include an additional 794,200 shares held by Kistefos that were acquired subsequent to the filing of the Initial Shelf.

Pursuant to the Letter Agreement, the Company and Kistefos agreed that all 2,915,800 shares of Common Stock held by Kistefos (or such other lesser number of shares that Kistefos then beneficially owns) will be included in a new universal shelf registration to be filed by the Company, which will include re-sales from time to time of shares of Common Stock held by the holders under the Registration Rights Agreement (the “Subsequent Registration”).  The Subsequent Registration will count as one of the three registrations that may be requested by one or more stockholders holding 10% of the Common Stock pursuant to Section 3(a) of the Registration Rights Agreement.  Each underwritten takedown of shares of Common Stock by Kistefos under the Subsequent Registration, if any, will be subject to the provisions of the Registration Rights Agreement.

The preceding summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibit No.

Exhibit 10.1	Letter Agreement dated as of August 24, 2007, by and between Trico Marine Services, Inc. and Kistefos AS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trico Marine Services, Inc.

Dated: August 29, 2007	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Chief Administrative Officer, Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Letter Agreement dated as of August 24, 2007, by and between Trico Marine Services, Inc. and Kistefos AS.